Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes give effect to the Merger and presents the historical condensed combined financial information of Brownie’s Marine Group, Inc. (the “Company”) and Submersible Systems, Inc. (“Submersible”), after giving effect to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Submersible Acquisition, Inc., a Florida corporation and newly-formed, wholly-owned subsidiary of the Company (the “Acquisition Subsidiary”), that was completed on September 3, 2021 (the “Merger”). The Merger was accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, Submersible Systems, Inc. became a wholly owned subsidiary of the Company.

The unaudited pro forma condensed combined financial information gives effect to the Merger based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

Pursuant to the terms of the Merger Agreement, the Company acquired all of the issued and outstanding shares of common stock held by the shareholders of Submersible (the “Sellers”) for an aggregate purchase price of $1,750,000 (the “Merger Consideration”), which was paid to the Sellers at closing (the “Closing”) by issuance to the Sellers of:

(i)	8% convertible promissory notes in the aggregate principal amount of $350,000 (the “Notes”), and

(ii)	an aggregate of 27,305,442 shares (the “Merger Shares”) of the Company’s common stock, par value $0.0001 per share, at a price of approximately $0.05127 per share (the “Conversion Rate”).

The Merger Shares received by the Sellers are subject to a leak-out restriction commencing on the date of issuance, as follows: (i) up to 12.5% may be sold after 6 months; (ii) up to 25% may be sold after 9 months; (iii) up to 75% may be sold after 24 months; and (iv) up to 100% may be sold after 36 months from the date of issuance. Notwithstanding the foregoing, the leak-out restriction may be waived by the Company under certain conditions.

The Sellers were granted “piggyback” registration rights with respect to the Merger Shares and the shares of common stock that may be received upon their conversion of the Notes.

The Notes have a maturity date of September 3, 2024, and bear interest at a rate of 8% per annum. Interest is payable at the end of each 3-month period commencing on September 30, 2021, in shares of common stock of the Company, calculated based on the amount due on said date divided by the Conversion Rate. The Company has the right to prepay amounts due under the Notes in whole or in part at any time without penalty or premium. Within 30 days after the end of each quarter, commencing on the first full quarter after the Closing, the Company will pay, as a reduction of the principal amount of the Notes, in cash, payments equal to 50% of Submersible’s net income before interest, taxes, depreciation and amortization (but expressly excluding any overhead cost allocation applied to Submersible by the Company). The final payment will be a balloon payment of the balance due upon the end of the term of the Notes. The holders of Notes have the right to convert the Notes, in whole or in part, at any time, within the 36-month term into shares of common stock of the Company at the Conversion Rate.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 is presented as if the Merger had occurred on June 30, 2021. The unaudited condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are presented as if the Merger had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of the Securities and Exchange Commission’s Regulation S-X. The unaudited pro forma adjustments reflecting the Merger have been prepared in accordance with the guidance for business combinations presented in ASC 805 and reflect the allocation of the preliminary purchase price to the assets acquired and liabilities assumed in the Merger based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Merger; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results of operations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. The preliminary purchase price allocation was made using the Company’s best estimates of fair value, which are dependent upon certain valuation and other analyses that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the Merger are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed during the applicable measurement period under ASC 805 (up to one year from the Merger date). There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the Merger.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and their accompanying notes presented in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the six months ended June 30, 2021, as well as the historical financial statements of Submersible for the years ended December 31, 2019 and 2020 and unaudited financial statements for the six month period ended June 30, 2021.

BROWNIE’S MARINE GROUP, INC. AND SUBMERSIBLE SYSTEMS, INC.

PROFORMA CONDENSED COMBINED BALANCE SHEETS

(UNAUDITED)

	Historical
	Brownie’s Marine Group, Inc. June 30, 2021	Submersible Systems, Inc. June 30, 2021	Adjustments	Adjustments Reference	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash	$161,662	$485,320	$-		$646,982
Accounts receivable, net	232,179	46,545	-		278,724
Accounts receivable, related parties	176,645	-	-		176,645
Inventory, net	984,731	413,625	31,000	G	1,429,356
Other current assets	399,171	26,229	-		425,400
Total current assets	1,954,388	971,719	31,000		2,957,107
Property, equipment and leasehold improvements, net	144,608	52,564	-		197,172
Operating lease assets	395,400	-	-		395,400
Intangible assets, net	-	-	706,767	E,H	706,767
Goodwill	-	-	231,208	D	231,208
Other assets	10,649	9,834	-		20,483
TOTAL ASSETS	$2,505,045	$1,034,117	$968,975		$4,508,137
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable and accruals	$589,330	$110,738	$14,000	B	$714,068
Accounts payable - related parties	94,573	-	-		94,573
Customer deposits and unearned revenue	44,291	556	-		44,847
Current maturities of long-term debt	65,248	-	-		65,248
Current maturities operating lease liabilities	112,771	-	-		112,771
Notes payable	15,000	-	-		15,000
Convertible debentures, net	50,000	-	-		50,000
Other liabilities	185,037	11,952	-		196,989
Total current liabilities	1,156,250	123,246	14,000		1,293,496
LONG -TERM RIGHT OF USE LIABILITY	282,629				282,629
LONG -TERM DEBT	61,942	116,160	350,000	B	528,102
TOTAL LIABILITIES	1,500,821	239,406	364,000		2,104,227
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER’S EQUITY
Series A 8% cumulative convertible preferred stock	425				425
Common stock,	34,330	-	2,850	A,C	37,180
Common stock payable	14	-	-		14
Additional paid-in capital	14,456,378	-	1,503,021	A,C,F	15,959,399
Accumulated deficit	(13,486,923)	794,711	(900,896)	B,C,H	(13,593,108)
TOTAL STOCKHOLDER’S EQUITY	1,004,224	794,711	604,975		2,403,910
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$2,505,045	$1,034,117	$968,975		$4,508,137

See Notes to Unaudited Pro Forma Combined Financial Statements.

BROWNIE’S MARINE GROUP, INC. AND SUBMERSIBLE SYSTEMS, INC.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2021

(UNAUDITED)

	Historical
	Brownie’s Marine Group, Inc. June 30, 2021	Submersible Systems, Inc. June 30, 2021	Adjustments	Adjustments Reference	Pro Forma Combined June 30, 2021
Net revenues
Net revenues	$2,106,098	$779,604	-		$2,885,702
Net revenues - related parties	557,589	-	-		557,589
Total net revenues	2,663,687	779,604	-		3,443,291
Cost of net revenues
Cost of net revenues	1,385,715	639,668	-		2,025,383
Cost of net revenues - related parties	275,130	-	-		275,130
Royalties expense - related parties	39,606	-	-		39,606
Royalties expense	54,955	-	-		54,955
Total cost of revenues	1,755,406	639,668	-		2,395,074
Gross profit	908,281	139,936	-		1,048,217
Operating expenses
Selling, general and administrative	1,560,642	185,341	92,185	C,H	1,838,168
Research and development costs	42,419	3,292	-		45,711
Total operating expenses	1,603,061	188,633	92,185		1,883,879
Loss from operations	(694,780)	(48,697)	(92,185)		(835,662)
Other income (expense)					-
Gain on settlement of debt	10,000	-	-		10,000
Gain on forgiveness of PPP loan	159,600	116,160	-		275,760
Other income (expense)	-	4,450	-		4,450
Interest expense	(5,606)	(812)	(14,000)	B	(20,418)
Total other income (expense) - net	163,994	119,798	(14,000)		269,792
Net (loss) income	$(530,786)	$71,101	$(106,185)		$(565,870)
Basic and diluted loss per share of common stock	$(0.00)				$(0.00)
Basic and diluted weighted average common stock outstanding	314,941,270				358,872,782

See Notes to Unaudited Pro Forma Combined Financial Statements.

NOTES AND ASSUMPTIONS TO PROFORMA COMBINED FINANCIAL STATEMENTS

(Unaudited)

The pro-forma adjustments to unaudited pro-forma combined financial statements are as follows:
(A) To book issuance of 27,305,442 shares of common stock as part of the purchase price to the shareholders of Submersible Systems, Inc. with a fair value of $1,449,919.
(B) To book the issuance of notes payable to shareholders of Submersible Systems, Inc. in the amount of $350,000 and accrued interest of $14,000.
(C) To book 1,190,476 shares of common stock for service providers related to acquisition with a fair market value of $55,952.
(D) To book goodwill related to the acquisition price of Submersible Systems, Inc.
(E) To book allocation of purchase price to an intangible asset of Submersible Systems, Inc.
(F) To eliminate members’ equity upon acquisition
(G) To book inventory valuation step up related to the acquisition of Submersible Systems, Inc.
(H) To book amortization of the intangible asset related to the acquisition of Submersible Systems, Inc.

The unaudited pro forma combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred after June 30, 2021 by the Company and Submersible to consummate the Merger, except as noted above. Merger costs include legal fees and accounting fees estimated to be approximately $50,000. Such costs will be expensed as incurred.

BROWNIE’S MARINE GROUP, INC. AND SUBMERSIBLE SYSTEMS, INC.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED

	Historical
	Brownie’s Marine Group, Inc. December 31, 2020	Submersible Systems, Inc. December 31, 2020	Adjustments	Adjustments Reference	Pro Forma Combined December 31, 2020

Net revenues	$3,717,556	$1,425,343	-		$5,142,899
Net revenues - related parties	838,417	-	-		838,417
Total net revenues	4,555,973	1,425,343	-		5,981,316

Cost of net revenues
Cost of net revenues	2,537,922	1,100,107	-		3,638,029
Cost of net revenues - related parties	431,925	-	-		431,925
Royalties expense - related parties	67,808	-	-		67,808
Royalties expense	53,929	-	-		53,929
Total cost of revenues	3,091,584	1,100,107	-		4,191,691

Gross profit	1,464,389	325,236	-		1,789,625

Operating expenses
Selling, general and administrative	2,682,293	319,110	156,419	A, C	3,157,822
Research and development costs	115,156	17,590	-		132,746
Total operating expenses	2,797,449	336,700	156,419		3,290,568

Loss from operations	(1,333,060)	(11,464)	(156,419)		(1,500,943)

Other expense, net					-
Interest expense	(18,559)	(1,038)	(28,000)	B	(47,597)
Total expense	(18,559)	(1,038)	(28,000)		(47,597)

Loss income before provision for income taxes	(1,351,619)	(12,502)	(184,419)		(1,548,540)

Provision for income taxes	-	-	-		-

Net loss	$(1,351,619)	$(12,502)	$(184,419)		$(1,548,540)
Basic and diluted loss per common share	$(0.00)				$(0.00)
Basic and diluted weighted average common shares outstanding	288,295,422				316,756,045

See Notes to Unaudited Pro Forma Combined Financial Statements.

NOTES AND ASSUMPTIONS TO PROFORMA COMBINED FINANCIAL STATEMENTS

(Unaudited)

The pro-forma adjustments to the unaudited pro-forma combined financial statements are as follows:
(A) To book amortization of the intangible asset related to the acquisition of Submersible Systems, Inc.
(B) To book accrued interest of $28,000 related to the issuance of notes payable to shareholders of Submersible Systems, Inc.
(C) To book 1,190,476 shares of common stock for service providers related to acquisition with a fair market value of $55,952.

1.	Basis of Pro Forma Presentation

On September 3, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization with Submersible Systems, Inc. and Submersible Acquistion, Inc., a Florida corporation and newly-formed, wholly-owned subsidiary of the Company (the “Acquisition Subsidiary”), which merger was consummated on September 3, 2021, (the “Merger”) The unaudited pro forma condensed combined balance sheet at June 30, 2021 combines the Company’s historical condensed consolidated balance sheet with the historical condensed balance sheet of Submersible as if the Merger had occurred on that date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 combine the Company’s historical condensed consolidated statements of operations with the condensed statements of operations of Submersible as if the Merger had occurred on January 1, 2020. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Merger; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on the Company’s combined results.

2.	Preliminary Consideration Transferred

Pursuant to the terms of the Merger Agreement, the Company paid $1,799,919 in consideration consisting of three year 8% unsecured promissory notes in the aggregate principal amount of $350,000 and the issuance of 27,305,442 shares of common stock with a fair value on the date of issuance of $1,449,919.

3.	Preliminary Purchase Price Allocation

Under the acquisition method of accounting outlined in ASC 805, the identifiable assets acquired and liabilities assumed in the Merger are recorded at their Merger date at fair values and are included in the Company’s consolidated financial position. The Company’s unaudited pro forma adjustments are preliminary in nature and based on the estimates of fair value for all assets acquired and liabilities assumed to illustrate the estimated effect of the Merger on the Company’s condensed consolidated balance sheet at June 30, 2020. Accordingly, the unaudited pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses are performed. The primary areas that are not yet finalized relate to estimated fair values for inventory and identifiable intangible assets. There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation.

The following table summarizes the preliminary purchase price allocation for the assets acquired and liabilities assumed in connection with the Merger:

	Amount	Weighted Average Life (Years)

Tangible Assets Acquired	$1,089,382
Liabilities Assumed	(294,671)
Inventory Step Up	31,000
Trademarks	121,000	15
Non-compete Agreements	22,000	5
Customer Relationships	600,000	10
Goodwill	231,208	Indefinite
	$1,799,919

Our unaudited pro forma purchase price allocation includes certain identifiable intangible assets with an estimated fair value of approximately $743,000. The fair value of the identifiable intangible assets acquired was estimated using a combination of asset-based and income-based valuation methodologies. The asset-based valuation methodology established a fair value estimate based on the cost of replacing the asset, less amortization from functional use and economic obsolescence, if present and measurable. The income-based valuation methodology utilizes a discounted cash flow technique where the expected future economic benefits of ownership of an asset are discounted back to present value. This valuation technique requires us to make certain assumptions about, including, but not limited to, future operating performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, and the experience of the acquired business. Such estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.